UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	☐

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☒  Preliminary Proxy Statement

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☐   Definitive Proxy Statement

☐   Definitive Additional Materials

☐   Soliciting Material Pursuant to §240.14a-12

MERRIMAN HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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(4)	Date Filed:

MERRIMAN HOLDINGS, INC.

[___________], 2014

Dear Merriman Holdings, Inc. Stockholder:

You are cordially invited to attend Merriman Holdings, Inc.’s 2014 annual meeting of stockholders to be held on Friday, June 27, 2014 at 10:00 a.m., Pacific Time, at 250 Montgomery Street, 16th Floor, San Francisco, CA 94104.

An outline of the business to be conducted at the meeting is given in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. In addition to the matters to be voted on, there will be a report on our progress and an opportunity for stockholders to ask questions.

I hope you will be able to join us. To ensure your representation at the meeting, I encourage you to complete, sign and return the enclosed proxy card as soon as possible. Your vote is very important. Whether you own a few or many shares of stock, it is important that your shares be represented.

Sincerely,

D. Jonathan Merriman

Chief Executive Officer

MERRIMAN HOLDINGS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

JUNE 27, 2014

To the Stockholders:

The 2014 annual meeting of stockholders of Merriman Holdings, Inc. will be held on Friday, June 27, 2014, at 10:00 a.m., Pacific Time, at 250 Montgomery Street, 16th Floor, San Francisco, CA 94104. At the meeting, you will be asked:

(1)	To elect seven directors to serve until the 2015 annual meeting of stockholders;
(2)	To approve an amendment of the Certificate of Incorporation to effect a reverse stock split at a ratio of up to 1-for-30;
(3)	To ratify the appointment of Marcum LLP as the Company’s independent auditors;
(4)	To vote on an advisory, nonbinding vote on executive compensation; and
(5)	To transact such other business as may properly be presented at the annual meeting.

The foregoing items of business are more fully described in the proxy statement accompanying this notice. If you were a stockholder of record at the close of business on May 21, 2014, you may vote at the annual meeting and any adjournment or postponement.

We invite all stockholders to attend the meeting in person. If you attend the meeting, you may vote in person even if you previously signed and returned a proxy.

By Order of the Board of Directors,

Michael C. Doran

Secretary

San Francisco, California

[________], 2014

YOUR VOTE IS IMPORTANT. TO ASSURE REPRESENTATION OF YOUR SHARES, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

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MERRIMAN HOLDINGS, INC.

250 Montgomery Street, 16th Floor

San Francisco, California 94104

PROXY STATEMENT

For the 2014 Annual Meeting of Stockholders

General

The Board of Directors (the “Board”) of Merriman Holdings, Inc. (the “Company”), a Delaware corporation, is soliciting this proxy on behalf of the Company to be voted at the 2014 annual meeting of stockholders to be held on Friday, June 27, 2014, at 10:00 a.m., Pacific Time, or at any adjournment or postponement thereof. The 2014 annual meeting of stockholders will be held at Merriman Holdings, Inc. headquarters, 250 Montgomery Street, 16th Floor, San Francisco, California 94104.

Method of Proxy Solicitation

These proxy solicitation materials were mailed on or about [_____], 2014, to all stockholders entitled to vote at the meeting. The Company will pay the cost of soliciting these proxies. These costs include the expenses of preparing and mailing proxy materials for the annual meeting and reimbursement paid to brokerage firms and others for their expenses incurred in forwarding the proxy materials. Directors, officers, and employees of the Company may also solicit proxies, in person, or by mail, telephone, facsimile or email, without additional compensation.

Voting of Proxies

Your shares will be voted as you direct on your signed proxy card. If you do not specify on your proxy card how you want to vote your shares, we will vote signed returned proxies:

•	FOR the election of the Board’s seven nominees for director;
•	FOR the ratification of the appointment of Marcum LLP as the Company’s independent auditors
•	FOR the approval of the reverse stock split at a ratio of up to 1-for-30; and
•	FOR the advisory, nonbinding vote on executive compensation.

We do not know of any other business that may be presented at the annual meeting. If a proposal other than those listed in the notice is presented at the annual meeting, your signed proxy card gives authority to the persons named in the proxy to vote your shares on such matters in their discretion.

Required Vote

Record holders of shares of the Company’s common stock at the close of business on May 21, 2014, the voting record date, may vote at the meeting with respect to the election of seven directors, and the proposals described in this proxy statement.  Each share of common stock outstanding on the record date has one vote.  At the close of business May 21, 2014, there were _____________ shares of common stock issued and outstanding.

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The Company’s bylaws and certificate of incorporation provide that a majority of the shares of the common stock entitled to vote, represented in person or by proxy, constitutes a quorum for transaction of business. Assuming the presence of a quorum at the annual meeting, the vote of the holders of at least a plurality of the stock having voting power present in person or represented by proxy is required to elect the seven directors.  Cumulative voting is not permitted. Each director election vote is tabulated separately. The advisory vote on executive compensation is non-binding. The affirmative vote of at least a majority of the issued and outstanding common stock of the Company is required to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the outstanding common stock. Assuming the presence of a quorum at the annual meeting, the vote of the holders of at least a majority of the stock having voting power present in person or represented by proxy is required to pass the other proposals.  The common stock shall vote together as a single class.   Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. Broker non-votes, however, will not be considered as part of the voting power present or represented at the annual meeting for purposes of any matter voted on at the meeting.

Revocability of Proxies

You may revoke your proxy by giving written notice to the Secretary of the Company or by delivering a later proxy to the Secretary, either of which must be received prior to the annual meeting, or by attending the meeting and voting in person.

PROPOSAL 1: ELECTION OF DIRECTORS

The Board has nominated seven directors for election at the 2014 annual meeting. If you elect them, they will hold office until the next annual meeting, until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Vote Required

The affirmative vote of the holders of at least a plurality of the stock having voting power present in person or represented by proxy is required to elect the seven nominees of the Board as directors. Cumulative voting is not permitted with respect to the election of directors. Unless you specify otherwise, your returned signed proxy will be voted in favor of each of the Board’s nominees. In the event a nominee is unable to serve, your proxy may vote for another person nominated by the Board. The Board has no reason to believe that any of the nominees will be unavailable.

Number of Directors

Our Certificate of Incorporation, as amended, provides for a total of nine members of our Board of Directors.  We currently have only seven members who are running for election, and this proxy statement names only seven members.  Electing seven directors will leave two vacancies on the Board of Directors. The Nominating and Corporate governance Committee feels that is it desirable to leave two seats vacant, in order to streamline board meetings and voting.  The proxies obtained in connection with this solicitation may not be voted for a greater number of persons than the number of nominees named.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” EACH OF THE BOARD’S NOMINEES LISTED BELOW.

Directors

Set forth below are the principal occupations of, and other information regarding, the seven director nominees of the Board. Each of these persons is an incumbent director.

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D. Jonathan Merriman, 54, has served as our Chief Executive Officer from October 2000 to the present and served as Chairman of the Board of Directors from February 2001 to November 2007. Prior to that period, Mr. Merriman was President and CEO of Ratexchange Corporation, the predecessor company to Merriman Holdings, Inc. Mr. Merriman and his team engineered the transition of Ratexchange, a software trading platform company, into a full-service institutional investment bank, Merriman Curhan Ford. From June 1998 to October 2000, Mr. Merriman was Managing Director and Head of the Equity Capital Markets Group and member of the Board of Directors at First Security Van Kasper. In this capacity, he oversaw the Research, Institutional Sales, Equity Trading, Syndicate and Derivatives Trading departments. From June 1997 to June 1998, Mr. Merriman served as Managing Director and Head of Capital Markets at The Seidler Companies in Los Angeles, where he also served on the firm’s Board of Directors. Before Seidler, Mr. Merriman was Director of Equities for Dabney/Resnick/Imperial, LLC. In 1989, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc., which managed money for high net worth individuals and corporations. Before Curhan, Merriman Capital Management, Inc., he worked in the Risk Arbitrage Department at Bear Stearns & Co. as a trader. Prior to Bear Stearns, Mr. Merriman worked at Merrill Lynch as a financial analyst and as an institutional equity salesman. Mr. Merriman received his Bachelor of Arts in Psychology from Dartmouth College and completed coursework at New York University’s Graduate School of Business. Mr. Merriman has served several public and private company boards.

Ronald L. Chez, 74, has served as a member of our Board of Directors since September 2009.  Mr. Chez is, and has been since 1971, the president and sole owner of Ronald L. Chez, Inc., a corporation that deals with financial management consulting, public and private investment, structuring of new ventures, and mergers and acquisitions.  He is also the non-executive Chairman of EpiWorks, Inc. a privately held epitaxial wafer manufacturer based in Champaign, IL.   Mr. Chez is the Chairman of the Advisory Board of the Ronald L. Chez Family Foundation Center for Wounded Veterans and Higher Education at the University of Illinois and a Director of the John and Carol Walter Center for Urological Health at Northshore University Health Systems.  He has also served on the boards of several other public and private companies.   Mr. Chez graduated from the University of Illinois (with special honors) with a Bachelors of Arts degree in Political Science and is a member of the Phi Beta Kappa Society.

Dennis G. Schmal, 67, has served as a member of our Board of Directors and as chair of our audit committee since August 2003. Mr. Schmal has also served as a member of our compensation committee since March 2007 and has served on the Nominations and Corporate Governance Committee since September 2005. From February 1972 to April 1999, Mr. Schmal served as a partner in the audit practice at Arthur Andersen LLP. As a senior business advisor with special focus in finance, he has extensive knowledge of financial reporting and holds a CPA license (retired). Besides serving as chairman of the board of a private company, Mr. Schmal also serves on the board of directors of Owens Realty Mortgage Inc., a public REIT, since 2011, and on the boards of three investment complexes overseeing public investment funds (AssetMark Mutual Funds, since 2006, Well Fargo Hedge Funds, since 2008, and Cambria ETF Series Trust, since 2011). Mr. Schmal also served on the boards of a family of ETF’s sponsored by Grail Advisors and for Varian Semiconductor Equipment Associates, Inc. (VSEA), a public company, until both were sold during 2011. Mr. Schmal attended California State University, Fresno where he received a Bachelor of Science degree with honors in Business Administration- Finance and Accounting Option.

William J. Febbo, 44, has served as a member of our Board of Directors since April 2007 and has been our Chief Operating Officer since January 2012. Mr. Febbo was Chief Executive Officer and founder of MedPanel, Inc., an online medical market intelligence firm, from January 1999 to April 2007. At MedPanel, Mr. Febbo oversaw the company's sales, marketing, technology, finance and content development organizations. We acquired MedPanel, Inc. in April 2007 (which operated as Panel Intelligence, LLC), where Mr. Febbo continued his responsibilities.  Mr. Febbo and other investors formed Panel Intelligence, LLC (a Massachusetts corporation) which acquired the assets of Panel Intelligence, LLC (Delaware) from the Company on January 30, 2009.  Mr. Febbo has been Treasurer on the Board of the United Nations of Greater Boston since November 2004. Prior to founding MedPanel, Inc., Mr. Febbo was Chairman of the Board of Directors of Pollone, a Brazilian manufacturing venture in the automotive industry, from January 1998 to January 1999. From January 1996 to January 1999, Mr. Febbo was with Dura Automotive working in business development and mergers and acquisition overseas. Mr. Febbo received his B.S. degree in international studies, with a focus on economics and Spanish, from Dickinson College.

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Jeffrey M. Soinski, 52, has served as a member of our Board of Directors since August 2008.   From its formation in September 2009 until the acquisition of its Unisyn business by GE Healthcare in May 2013, Mr. Soinski served as Chief Executive Officer of Medical Imaging Holdings, Inc. and its primary operating company Unisyn Medical Technologies, Inc., a national provider of technology-enabled depot repair and service solutions to the medical imaging industry.  Mr. Soinski remains a Director of Medical Imaging Holdings, Inc. and its remaining operating company Consensys Imaging Service, Inc. Medical Imaging Holdings is a portfolio company of Galen Partners, a leading healthcare-focused private equity firm, which Mr. Soinski advised as a Special Venture Partner from July 2008 until June 2013.  From December 2001 until its acquisition by C.R. Bard, Inc. in June 2008, Mr. Soinski was President and CEO of Specialized Health Products International, Inc., a publicly-traded manufacturer and marketer of proprietary safety medical products.  In 2008, Mr. Soinski was named “Utah CEO of the Year” for small public companies by Utah Business magazine.  Prior to Specialized Health Products, Mr. Soinski had been President and CEO of ViroTex Corporation, a venture-backed pharmaceutical company he sold to Atrix Laboratories, Inc. in 1998.  Mr. Soinski holds a B.A. degree from Dartmouth College.

Patrick W. O’Brien, 68, has served as a member of our Board of Directors and as a member of our Audit and Compensation Committees since December 2010. In 2013, Mr. O’Brien became a member of the Board of Directors of Livevol, Inc., a private company that is a leader in equity and index options technology. Mr. O’Brien is a seasoned executive and business advisor with diverse international experience in private and public companies with an emphasis on financial analysis and business development. From 2002 to 2007 Mr. O’Brien served as a member of the Board of Directors of Factory Card & Party Outlet (FCPO: NASDAQ) until its sale to AAH Holdings. In 2005, he joined Bental-Kennedy Associates Real Estate Counsel where he was Vice President-Asset Management representing pension fund ownership interest in hotel real estate investments nationwide. In 2009, Mr. O’Brien formed Granville Wolcott Advisors where he serves as its Managing Director & Principal to provide consulting, due diligence, and asset management services. Mr. O’Brien is a graduate of the Eli Broad College of Business at Michigan State University with a BA in Hotel Management.

Robert Ward, 43, has served as a member of our Board of Directors since December 4, 2013, when he was appointed by the other Board members to fill a vacant seat.  Mr. Ward was the chief operating officer (COO) October 2008 to October 2012 for SunGard’s Wealth Management business from which includes a range of solutions and services targeted at advisors, banks, retirement providers, broker dealers and corporations. Prior to his Wealth Management role, Robert was the COO for the SunGard Transaction Network (STN), now known as the SunGard Global Network (SGN), from September 2004 to October 2008 Mr. Ward has successfully launched SunGard’s business efforts in new countries and regions, including previously untapped markets in Europe and the Pacific Rim. In July 2013Mr. Ward founded RS Advisory Services, which helps financial service providers and asset managers with distribution, business model development and technology support/development. Mr. Ward is a current board member of Envestnet Retirement Solutions (Chicago) and Finaconnect (Seattle). Robert received a B.A. degree from Colby College in Waterville, Maine, and earned his MBA with distinction from Bentley College in Waltham, Mass.

PROPOSAL 2

Approval of Amendment to Certificate of Incorporation to effect a Reverse Stock Split

The Board recommends that the stockholders approve the authority of the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the outstanding common stock at a ratio of up to 1-for-30 shares. The Board unanimously adopted resolutions seeking stockholder approval to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s common stock at a special meeting held on April 2, 2014.

If a reverse stock split is effected at the maximum ratio of 1-for-30, thirty (30) shares of outstanding common stock will be automatically converted into one (1) share of common stock, and the market price of the Company’s common stock should increase proportionately. As of [________], 2014, the Company had approximately [____________] shares of common stock issued and outstanding and the closing price of the Company’s common stock as quoted on OTCQX was $[_____] per share.

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The reverse stock split would only become effective upon filing a Certificate of Amendment to the Company’s Certificate of Incorporation (the “Certificate of Amendment”). The form of Certificate of Amendment to effect the reverse stock split at the maximum ratio of 1-for-30 is attached to this Proxy Statement as Annex A and the following discussion is qualified in its entirety by the full text of the Certificate of Amendment.

Approval of this proposal by the Company’s stockholders would give the Board authority to implement the reverse stock split at any time within two years of the stockholders’ authorization of such action by this proposal. If the Board implements a reverse stock split, it may do so in a ratio that it determines in its sole discretion, provided that the ratio is not in excess of 1-for-30. In addition, notwithstanding approval of this proposal by the stockholders, the Board may, in its sole discretion, determine not to effect, and to abandon, the reverse stock split without further action by the Company’s stockholders.

Purposes of the Reverse Stock Split

The Board believes that an increased stock price may encourage investor interest and improve the marketability of the Company’s common stock to a broader range of investors, and thus improve liquidity. Because of the trading volatility often associated with low-priced stocks, many brokerage firms and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. The Board believes that the anticipated higher market price resulting from a reverse stock split may reduce, to some extent, the negative effects on the marketability and liquidity of the common stock inherent in some of the policies and practices of institutional investors and brokerage firms described above.

Additionally, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of the Company’s common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher.

A higher share price may give the Company the added flexibility to list its shares on a different stock exchange or quotation service, which could also increase liquidity and marketability of the Company’s stock.

Potential Risks of the Reverse Stock Split

If the Board effects a reverse stock split, there can be no assurance that the price of the common stock will continue at a level in proportion to the reduction in the number of outstanding shares resulting from the reverse stock split. For example, based on the closing price on OTCQX of the Company’s common stock on [________], 2014 of $[_______] per share, if the Board decided to implement a reverse stock split at a ratio of 1-for-30, there can be no assurance that the post-split market price of the Company’s common stock would be $[insert price 30x] or greater. Accordingly, the total market capitalization of the Company’s common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split.

Additionally, the liquidity of the Company’s common stock could be affected adversely by the reduced number of shares outstanding after the reverse stock split. Although the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per-share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, any decreased liquidity that may result from having fewer shares outstanding may not be offset by increased investor interest in the Company’s common stock.

Other negative factors associated with a reverse stock split include:  the negative perception of reverse stock splits held by some investors, analysts, and other stock market participants; the fact that the stock price of some companies that have effected reverse stock splits has subsequently declined back to pre-reverse stock split levels; and the costs associated with implementing a reverse stock split

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Principal Effects of a Reverse Stock Split

If the Board effects a reverse stock split, the Company’s outstanding shares of common stock will be reduced by the reverse stock split ratio of up to 1-for-30 and the market price of the Company’s common stock on OTCQX should increase proportionately. Similarly, the number of shares that may be acquired upon the exercise of our outstanding options and warrants will decrease and the exercise price under these options and warrants will increase proportionately, in each case as described below.

Common Stock

The Company’s common stock is currently registered under Section 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The reverse stock split will not affect the registration of the Company’s common stock under the Exchange Act. If the reverse stock split is implemented, the Company’s common stock will continue to be listed on OTCQX under the symbol “MERR,” although the Board expects that an additional letter will be temporarily appended to the Company’s trading symbol after the reverse stock split to provide stockholders with notice of the action.

After the effective date of the reverse stock split, each stockholder will own fewer shares of the Company’s common stock. However, the reverse stock split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except to the extent that the reverse stock split results in any of the Company’s stockholders owning a fractional share, as described below. Proportionate voting rights and other rights of the holders of the Company’s common stock will not be affected by the reverse stock split other than as a result of the payment of cash in lieu of fractional shares. A reverse stock split is likely to result in some stockholders owning “odd-lots” of fewer than 100 shares of common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions on “round-lots” of even multiples of 100 shares.

The reverse stock split would not change the number of authorized shares of common stock designated by the Company’s Certificate of Incorporation. Currently, the Company has authorized 300,000,000 shares of common stock. Thus, because the number of issued and outstanding shares of common stock would decrease, the number of shares remaining available for issuance under the Company’s Certificate of Incorporation would increase. These additional shares of common stock would be available for issuance from time to time for corporate purposes such as raising additional capital, acquisitions of companies or assets, and sales of stock or securities convertible into or exercisable for common stock. The Board believes that the availability of the additional shares will provide the Company with the flexibility to meet business needs as they arise and to take advantage of attractive opportunities. If the Company issues additional shares for any of these purposes, the ownership interest of the Company’s current stockholders would be diluted in the same manner as would result in any other share issuance.

This proposal has been prompted solely by the business considerations discussed in the preceding paragraphs. Nevertheless, the additional shares of common stock that would become available for issuance if a reverse stock split is effected could also be used by the Company’s management to oppose a hostile takeover attempt or delay or prevent changes in control. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse stock split is not being proposed in response to any effort of which the Board is aware to accumulate the shares of the Company’s common stock or obtain control of the Company, nor is it part of a plan by the Company’s management to recommend a series of similar amendments to the Board and stockholders. The Board is not aware of any pending takeover or other transactions that would result in a change in control of the Company.

Options and Warrants

All outstanding options and warrants to purchase shares of the Company’s common stock, including those held by the Company’s officers and directors, would be adjusted as a result of the reverse stock split. In particular, the number of shares issuable upon the exercise of each instrument would be reduced, and the exercise price per share, if applicable, would be increased, in accordance with the terms of each instrument and based on the ratio of the reverse stock split. For example, if an employee had an option under the Company’s Stock Option and Incentive Plan to purchase 30,000 shares of common stock at $1.00 per share, and if the Board effected a 1-for-30 reverse stock split, that option after the reverse stock split would represent the right to purchase 1,000 shares of common stock at a price of $30.00 per share. Also, the number of shares reserved for issuance under the Company’s existing stock option and incentive plan would be reduced proportionally based on the ratio of the reverse stock split.

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Fractional Shares

No fractional share shall be issued in connection with the foregoing reverse stock split.  All shares of common stock that are held by a stockholder will be aggregated and each fractional share resulting from such aggregation of common stock held by such stockholder shall be exchanged for a cash payment in U.S. dollars equal to such fraction multiplied by a factor equal to the ratio used in the reverse stock split times the average of the closing bid and asked price per share of Common Stock as quoted on the OTCQX Market for the five trading days immediately preceding the effective date of the reverse stock split. For example, if the Board effected a 1-for-30 reverse stock split, the stockholder would receive an amount equal to the fractional share multiplied by thirty times the average of the closing bid and asked price per share of Common Stock.

Procedure for Effecting a Reverse Stock Split and Exchange of Stock Certificates

If the Company’s stockholders approve this proposal and the Board decides to effectuate a reverse stock split, the Company will file the Certificate of Amendment with the Delaware Division of Corporations. The reverse stock split will become effective at the time specified in the amendment, which the Board expects to be the next business day after the filing of the amendment, and which the Board refers to as the “Effective Date.”

As of the Effective Date of the reverse stock split, each certificate representing shares of the Company’s common stock before the reverse stock split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of the Company’s common stock resulting from the reverse stock split, except that holders of unexchanged shares would not be entitled to receive any dividends or other distributions payable by the Company after the Effective Date until they surrender their old stock certificates for exchange. All shares underlying options and warrants and other securities would also be automatically adjusted on the Effective Date.

The Company’s transfer agent, OTC Stock Transfer, Inc., is expected to act as the exchange agent for purposes of implementing the exchange of stock certificates. As soon as practicable after the Effective Date, stockholders and holders of securities exercisable for the Company’s common stock would be notified of the effectiveness of the reverse stock split. Stockholders of record would receive a letter of transmittal requesting them to surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Beneficial holders (persons who hold their shares in brokerage accounts or “street name”) would not be required to take any further actions to effect the exchange of their shares. No new certificates would be issued to a stockholder until such stockholder has surrendered any outstanding certificates together with the properly completed and executed letter of transmittal to the exchange agent. Until surrender, each certificate representing shares before the reverse stock split would continue to be valid and would represent the adjusted number of shares based on the ratio of the reverse stock split. Stockholders should not destroy any stock certificate and should not submit any certificates until they receive a letter of transmittal.

Accounting Matters

The reverse stock split will not affect the par value of the Company’s common stock or the stated capital on the Company’s balance sheet attributable to the common stock. If the Company elects to pay the cost of fractional shares, instead of authorizing its transfer agent to accumulate fractional shares and sell the corresponding whole shares into the market for such purposes, such costs will be deducted from the common stock account on the balance sheet. The per share net income or loss and per share net book value of the common stock will be increased as a result of the reverse stock split, because there will be fewer shares of common stock outstanding. In addition, all per-share income and loss numbers for prior years will be restated to reflect the reverse stock split.

No Dissenters Rights

In connection with the approval of the reverse stock split, stockholders of the Company will not have a right to dissent and obtain payment for their shares under Delaware law or the Company’s Certificate of Incorporation or bylaws.

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No Appraisal Rights

Under the Delaware General Corporation Law, stockholders will not be entitled to exercise appraisal rights in connection with the reverse stock split, and the Company will not independently provide stockholders with any such right.

Tax Consequences for Common Stockholders

The following discussion sets forth the material United States federal income tax consequences that management believes will apply with respect to the Company and the stockholders of the Company who are United States holders at the effective time of the reverse stock split. This discussion does not address the tax consequences of transactions effectuated prior to or after the reverse stock split, including, without limitation, the tax consequences of the exercise of options, warrants, or similar rights to purchase stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. For this purpose, a United States holder is a stockholder that is: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate whose income is subject to United States federal income tax regardless of its source, or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon his or her exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares received in the reverse stock split will be the same as the stockholder’s aggregate tax basis in the pre-reverse stock split shares exchanged therefor. The stockholder’s holding period for the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares surrendered in the reverse stock split.

Tax Consequences for the Company

We should not recognize any gain or loss as a result of the reverse stock split.

Required Vote

The affirmative vote of the holders of at least a majority of the issues and outstanding shares of common stock, voting together as a single class, is required to authorize the Board to amend the Company’s Certificate of Incorporation to effect a reverse stock split of the outstanding common stock at a ratio not to exceed 1-for-30 shares.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE AMENDMENTS TO THE AMENDED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT.

PROPOSAL 3

RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2014

The Audit Committee has selected the firm of Marcum LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2014. Marcum LLP has served as our independent registered public accounting firm since June 8, 2012. If the stockholders do not ratify the selection of Marcum LLP as our independent registered public accounting firm, the selection of such independent registered public accounting firm will be reconsidered by the Audit Committee for future years.

Representatives of Marcum LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF MARCUM LLP

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PROPOSAL 4

ADVISORY, NONBINDING VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“the Dodd-Frank Act”) and Section 14A of the Exchange Act enables our stockholders, and requires that we provide our stockholders with the opportunity, to vote to approve, on an advisory, nonbinding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. The frequency of such advisory, nonbinding vote is the subject of Proposal 4 at the Annual Meeting, but we currently anticipate that such votes will be taken every three years.

Our executive compensation programs are described in detail under the heading “Executive Compensation.” We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to indicate whether they approve of our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement in accordance with the SEC’s compensation disclosure rules. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. Our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

CORPORATE GOVERNANCE

Executive Officers

D. Jonathan Merriman, 54, has served as our Chief Executive Officer from October 2000 to the present and served as Chairman of the Board of Directors from February 2001 to November 2007. Prior to that period, Mr. Merriman was President and CEO of Ratexchange Corporation, the predecessor company to Merriman Holdings, Inc. Mr. Merriman and his team engineered the transition of Ratexchange, a software trading platform company, into a full-service institutional investment bank, Merriman Curhan Ford. From June 1998 to October 2000, Mr. Merriman was Managing Director and Head of the Equity Capital Markets Group and member of the Board of Directors at First Security Van Kasper. In this capacity, he oversaw the Research, Institutional Sales, Equity Trading, Syndicate and Derivatives Trading departments. From June 1997 to June 1998, Mr. Merriman served as Managing Director and Head of Capital Markets at The Seidler Companies in Los Angeles, where he also served on the firm’s Board of Directors. Before Seidler, Mr. Merriman was Director of Equities for Dabney/Resnick/Imperial, LLC. In 1989, Mr. Merriman co-founded the hedge fund company Curhan, Merriman Capital Management, Inc., which managed money for high net worth individuals and corporations. Before Curhan, Merriman Capital Management, Inc., he worked in the Risk Arbitrage Department at Bear Stearns & Co. as a trader. Prior to Bear Stearns, Mr. Merriman worked at Merrill Lynch as a financial analyst and as an institutional equity salesman. Mr. Merriman received his Bachelor of Arts in Psychology from Dartmouth College and completed coursework at New York University’s Graduate School of Business. Mr. Merriman has served several public and private company boards.

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William J. Febbo, 45, has served as a member of our Board of Director since April 2007 and has been our Chief Operating Officer since January 2012. Mr. Febbo was Chief Executive Officer and founder of MedPanel, Inc., an online medical market intelligence firm, from January 1999 to April 2007. At MedPanel, Mr. Febbo oversaw the company's sales, marketing, technology, finance and content development organizations. We acquired MedPanel, Inc. in April 2007 (which operated as Panel Intelligence, LLC), where Mr. Febbo continued his responsibilities.  Mr. Febbo and other investors formed Panel Intelligence, LLC (a Massachusetts corporation) which acquired the assets of Panel Intelligence, LLC (Delaware) from the Company on January 30, 2009.  Mr. Febbo has been Treasurer on the Board of the United Nations of Greater Boston since November 2004. Prior to founding MedPanel, Inc., Mr. Febbo was Chairman of the Board of Directors of Pollone, a Brazilian manufacturing venture in the automotive industry, from January 1998 to January 1999. From January 1996 to January 1999, Mr. Febbo was with Dura Automotive working in business development and mergers and acquisition overseas. Mr. Febbo received his B.S. degree in international studies, with a focus on economics and Spanish, from Dickinson College.

Michael C. Doran, 54, has served as General Counsel and Corporate Secretary since September 2009. From May 2009 to September 2009, Mr. Doran practiced law as a solo practitioner. From September 2005 to May 2009, Mr. Doran was a partner in the Silicon Valley office of Fish & Richardson PC and previously practiced with Brobeck Phleger and Harrison LLP. He holds a B.A. in economics from Drury University magna cum laude and a J.D. from Stanford Law School.

There are no family relationships among any of the foregoing officers or between any of the foregoing executive officers and any Director of the Company.

Board Meetings and Committees

In 2013, the Board of Directors held four regular meetings of the Board and one special meeting. During 2013, no incumbent director attended fewer than 75% of the aggregate of (a) the total number of meetings of the Board of Directors held during the period for which he has been a director and (b) the total number of meetings held by all committees of the Board of Directors on which he served during the period that he served. The Company has the following Board committees:

Audit Committee.  The principal functions of the Audit Committee are to engage our independent accounting firm, to consult with our auditors concerning the scope of the audit and to review with them the results of their examination, to approve the services performed by the independent auditors, to review and approve any material accounting policy changes affecting our operating results and to review our financial control procedures and personnel. The following Board members served as Audit Committee members during 2012: Dennis G. Schmal, Jeffrey M. Soinski, and Patrick W. O’Brien.  Mr. Schmal serves as the Chairman of the Audit Committee and is a Financial Expert in satisfaction of the Sarbanes-Oxley requirements.  The Board of Directors has determined that Mr. Schmal is the “audit committee financial expert” and “independent” as defined under applicable SEC rules. The Board’s affirmative determination for Mr. Schmal was based, among other things, upon his 27 years at Arthur Andersen LLP, a majority of which were spent as a partner in the audit practice.

The Audit Committee held four regular meetings and four special meetings in 2013. The Audit Committee approves the engagement of and the services to be performed by the Company’s independent accountants and reviews the Company’s accounting principles and its system of internal accounting controls. The Board has determined that all members of the Audit Committee are independent.

The Audit Committee is committed to upholding the highest legal and ethical conduct in fulfilling its responsibilities and expects the Company’s directors, as well as its officers and employees, to act ethically at all times and to acknowledge their adherence to the Company’s policies. The Company’s Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee charter is available at www.merrimanco.com.

Compensation Committee.  The Compensation Committee of the Board of Directors has exclusive authority to establish the level of compensation paid to the Company’s executive officers and certain employees and administers the Company’s stock option plans. The following Board members served as Compensation Committee members during 2013: Mr. Chez, Mr. O’Brien and Mr. Soinski. Mr. Chez served as Chairman of the Committee.   It is a fully independent committee. The Compensation Committee held four regular meetings in 2013. The Compensation Committee charter is available at www.merrimanco.com.

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Nominations and Corporate Governance Committee.  This committee is responsible for identifying qualified individuals to become Board members, make recommendations that the Board select director nominees, develop and recommend corporate governance principles to the Board and take a leadership role in corporate governance. The following Board members served as Nominations and Corporate Governance Committee members during 2012:, Mr. Soinski, Mr. Schmal and Mr. O’Brien. Currently, Mr. Soinski is the chairman of this committee, and Mr. Schmal and Mr. O’Brien are members.   The committee has approved a Charter and each member is independent. The Committee will consider qualified and timely stockholder nominees on the same basis that it considers other nominees. Stockholders who wish to submit nominations to the Board for the 2015 annual meeting should submit such nominees to the Company’s Secretary no later than [___________], 2015 at 250 Montgomery Street, 16th Floor, San Francisco, CA 94104. The Board has no specific minimum qualifications for nominating directors to the Board, but the Board seeks to nominate the most qualified candidates from whatever source. The Board has no formal process for evaluating nominations for directors. When an opening arises on the Board, the Board considers all qualified candidates. The Nominations and Corporate Governance Committee held three regular meetings in 2012. The Nominations and Corporate Governance Committee charter is available at www.merriman.com.

Stockholder Communications with the Board of Directors.  Stockholders interested in communicating with our Board of Directors may do so by writing to our Secretary, Michael C. Doran, at 250 Montgomery Street, 16th Floor, San Francisco, CA 94104. Our Secretary will review all stockholder communications. Those that appear to contain subject matter reasonably related to matters within the purview of our Board of Directors will be forwarded to the entire Board or the individual Board member to whom the communication was addressed. Obscene, threatening or harassing communications will not be forwarded. We encourage the members of our Board to attend our annual meeting of stockholders, although attendance is not mandatory. One member of the Board attended the last annual stockholders’ meeting.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the Securities and Exchange Commission, or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended.

The Audit Committee reviews our financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements contained in the 2013 Annual Report on Form 10-K, as amended, with Company management and the independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The audit committee has also received written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 Independence Discussions with Audit Committees (which relates to the accountant’s independence from the Company and its related entities) and has discussed with the independent registered public accounting firm their independence from the Company.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company’s 2013 Annual Report on Form 10-K, as amended, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Dennis G. Schmal, Chairman

Jeffrey M. Soinski

Patrick W. O’Brien

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EXECUTIVE COMPENSATION

SUMMARY 2013 COMPENSATION TABLE

The following table sets forth the compensation earned by our Chief Executive Officer and our two other most highly compensated executive officers for the two years ended December 31, 2013, whom we refer to as our named executive officers.

	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Total ($)
Name and Principal Position	(b)	( c)	(d) (1)	(e)	(f)	(g)

D. Jonathan Merriman	2013	224,000	-	153	-	224,153
Chief Executive Officer	2012	239,583	161,162	324,550	-	725,295
Merriman Holdings, Inc.

William J. Febbo	2013	229,014	-	-	-	229,014
Chief Operating Officer	2012	232,365	-	-	-	232,365
Merriman Holdings, Inc.

Michael C. Doran	2013	200,000	-	-	-	200,000
General Counsel	2012	234,167	-	-	-	234,167
Merriman Holdings, Inc.

(1)	The amounts included in column (d) are bonuses awarded under Executive and Management Bonus Plan (“EMB”), designed to reward our named executive officers and other employees to the extent that the Company achieves or exceeds its business plan for a particular year. The EMB provides for a bonus pool to be established based on achieving the Company’s annual business plan, with the Committee retaining discretion to allocate the bonus pool. If the Company’s business plan with respect to a calendar year is not met, only small amounts will be paid under the EMB for that year. While the amount of the total bonus pool that is available for awards under the EMB is based on the Company achieving certain performance targets, the actual amount to be paid to each of our named executive officers is determined by the Compensation Committee of our Board and our Board, based on their discretion.

Compensation awarded to our named executive officers was determined by the compensation committee of our Board.

Pursuant to its practice, the Company provides Mr. Merriman and Mr. Doran with parking at garages near the Company’s principal offices.

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OUTSTANDING EQUITY AWARDS AT 2013 FISCAL YEAR END

	Option Awards				Stock Awards
	Number of	Number of			Number of	Market Value of
	Securities	Securities			Shares	Shares
	Underlying	Underlying			or Units	or Units
	Unexercised	Unexercised	Option	Option	of Stock That	of Stock That
	Options (#)	Options (#)	Exercise	Expiration	Have Not	Have Not
	Exercisable	Unexercisable	Price	Date	Vested	Vested
	(b)	(c)	($/Sh) (e)	(f)	(#)(g)	($) (h)
D. Jonathan Merriman	450,000	400,000	$0.59	03/23/22	—	—
	2,222,222	2,577,778	$0.12	06/03/23	—	—

William J. Febbo	1,661	—	$3.01	05/08/19	—	—
	218,750	531,250	$0.59	03/23/22	—	—
	1,111,111	1,288,889	$0.12	06/03/23	—	—

Michael C. Doran	18,570	—	$10.99	09/21/19	—	—
	39,583	60,417	$0.60	05/31/22	—	—
	36,458	213,542	$0.12	06/03/23	—	—

DIRECTOR COMPENSATION IN 2013

The following table sets forth information about the compensation earned by members of our Board of Directors during the fiscal year ended December 31, 2013. Mr. D. Jonathan Merriman who served as Chief Executive Officer and as Co-Chairman of the Board of Directors, and Mr. William J. Febbo who served as Chief Operating Officer and director did not receive any compensation for their service as directors.

For the year ended December 31, 2013, directors did not receive any compensation in the form of participation in non-equity incentive or pension plans, or any other form of compensation other than awards of cash, stock, and stock options. The Company’s director compensation program for 2013 took into consideration service on committees of the Board. For service on the Board and attendance at the four scheduled quarterly meetings, each of our independent directors was awarded, on an annual basis, a cash award. Additional meetings (whether by phone or in person) were scheduled as necessary for which no additional compensation was awarded.

Accordingly, the compensation earned by our Directors in 2013 was as follows:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c) (1)	Option Awards ($) (d)	All Other Compensation ($) (e)	Total ($) (f)
Ronald L. Chez, Chair (2)	25,000	—	—	—	25,000
D. Jonathan Merriman (3)	—	—	—	—	—
William J. Febbo (4)	—	—	—	—	—
Dennis G. Schmal	7,500	—	—	—	7,500
Jeffrey M. Soinski	7,500	—	—	—	7,500
Patrick O'Brien	7,500	—	—	—	7,500

(1)	Mr. Chez has served as Co-Chairman of the Board of Directors since September 2010.

(2)	Mr. Merriman is also the Chief Executive Officer of the Company for which compensation is not included in this table. In accordance to Company practice, employees of the Company and its subsidiaries do not receive additional compensation for service on the Board. Mr. Merriman has served as Co-Chairman of the Board of Directors since September 2010.

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(3)	Mr. Febbo also serves as the Chief Operating Officer since January 2012.

The Board of Directors annually reviews the Company’s director compensation program.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about the Company’s common stock that may be issued upon the exercise of options and warrants under all of our existing equity compensation plans as of December 31, 2013 including the 2001 Stock Option and Incentive Plan, the 2003 Stock Option and Incentive Plan, the 2009 Stock Incentive Plan, the 2006 Directors’ Stock Option and Incentive Plan, and the 2012 Stock Option and Incentive Plan.

Number of
	Number of		Securities
	Securities to	Weighted-	Remaining
	be Issued	Average	Available
	Upon	Exercise	For Future
	Exercise of	Price of	Issuance
	Outstanding	Outstanding	Under Equity
	Options and	Options and	Compensation
Plan Category	Warrants	Warrants	Plans

Equity compensation plans approved by shareholders:
2001 Stock Option and Incentive Plan	-	-	-
2003 Stock Option and Incentive Plan	82,066	5.48	-
2009 Stock Incentive Plan	83,480	2.02	-
2012 Stock Option and Incentive Plan	12,608,436	0.21	2,254,127
2006 Directors’ Stock Option and Incentive Plan	14,118	3.01	-

The Company’s common stock was listed on NASDAQ under the symbol MERR from February 2008 until November 2011. Since November 2011, it has been listed on the OTXQX under the same symbol.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Sale of Note and Trade Receivables

On September 28, 2012, the Company sold a certain note receivable with a carrying value of $125,000 to the Co-Chairman of the Board of Directors for $125,000 plus all accrued but unpaid interests. The buyer assumed the risk of collection with respect to the note receivable he purchased.

On February 14, 2012, the Company sold certain trade receivables with a carrying value of $507,000 at a discount to the Co-Chairman of the Board of Directors for $500,000. The buyer assumed the risk of collection with respect to the receivables he purchased. The $7,000 discount was included in cost of underwriting capital in the Company’s condensed consolidated statement of operations.

Temporary Subordinated Borrowings

On March 4, 2013, the Company borrowed $400,000 from the Co-Chairman of the Board of Directors. The loan was in the form of a temporary subordinated loan in accordance with Rule 15c3-1 of the Securities Exchange Act of 1934. Total fees incurred were $24,800, which amount was included in cost of underwriting capital in the Company’s consolidated statement of operations. The loan and related fees were paid in full on April 5, 2013.

On January 31, 2013, the Company borrowed $1,200,000 from the Co-Chairman of the Board of Directors. The loan was in the form of a temporary subordinated loan in accordance with Rule 15c3-1 of the Securities Exchange Act of 1934. Total fees incurred were $52,800, of which $21,600 was included in cost of underwriting capital in the Company’s consolidated statement of operations. The remaining balance was charged against banking deal expenses. The loan and related fees were paid in full on February 22, 2013.

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On October 30, 2012, the Company borrowed $500,000 from the Co-Chairman of the Board of Directors. The loan was in the form of a temporary subordinated loan in accordance with Rule 15c3-1 of the Securities Exchange Act of 1934. Total fees incurred were $45,000, which amount was included in cost of underwriting capital in the Company’s consolidated statement of operations. The loan and related fees were paid in full on December 14, 2012.

On June 13, 2012, the Company borrowed $1,600,000 from the Co-Chairman of the Board of Directors. The loan was in the form of a temporary subordinated loan in accordance with Rule 15c3-1 of the Securities Exchange Act of 1934. Total fees incurred were $36,000, which amount was included in cost of underwriting capital in the Company’s consolidated statement of operations. The loan and related fees were paid in full on June 25, 2012.

On January 27, 2012, the Company borrowed $2,500,000 from the Co-Chairman of the Board of Directors. The loan was in the form of a temporary subordinated loan in accordance with Rule 15c3-1 of the Securities Exchange Act of 1934. Total fees incurred were $110,000, which amount was included in cost of underwriting capital in the Company’s consolidated statement of operations. The loan and related fees were paid in full on February 17, 2012.

Subordinated Notes Payable

On September 29, 2010, the Company borrowed $1,000,000 from nine individual lenders, all of whom were directors, officers or employees of the Company at the time of issuance, pursuant to a series of unsecured promissory notes (Subordinated Notes). The Subordinated Notes are for a term of three years and provide for interest comprising two components: (i) six percent (6.0%) per annum to be paid in cash monthly; and (ii) eight percent (8.0%) per annum to be accrued and paid in cash upon maturity. Additional consideration was paid to the lenders at closing comprising a number of shares of common stock of the Company equal to: (A) 30% of the principal amount lent; divided by (B) $3.01 per share. The total effective interest on the note is approximately 21.73%. Proceeds were used to supplement underwriting capacity and working capital for MC.

The total proceeds of $1,000,000 raised in the transaction above were accounted for as an issuance of debt with stock. The total proceeds of $1,000,000 have been allocated to these individual instruments based on the relative fair values of each instrument. Based on such allocation method, the value of the stocks issued in connection with the Subordinated Notes was $206,000, which was recorded as a discount on the debt and applied against the Subordinated Notes.

In connection with the March 28, 2013 sale of common stock, $110,000 of the Subordinated Notes converted to equity. See Debt Conversion.

On September 29, 2013, $840,000 of the Subordinated Notes, together with $201,600 accrued interest were rolled into an Unsecured Promissory Note maturing on March 29, 2014. The new note bears interest at nine percent (9%) per annum payable monthly and five percent (5%) per annum payable at maturity. On March 27, 2014, the $1,041,600 Subordinated Notes, together with $25,826 accrued interest were rolled into a new Unsecured Promissory Note maturing on December 31, 2014 at the same interest rates plus warrants to purchase 3,335,706 shares of the Company’s common stock at $0.10 per share.

The remaining $50,000 of the subordinated notes payable were paid off in full on October 31, 2013 and November 1, 2013.

As of December 31, 2012, $897,000 of the Subordinated Notes, net of $53,000 discount, are outstanding and is included in notes payable to related parties in the Company’s consolidated statements of financial condition. The remaining Subordinated Notes held by parties no longer related to the Company of $47,000, net of $3,000 discount, are included in notes payable in the Company’s consolidated statements of financial condition. The discount on the note is amortized over the term of the loan using the effective interest method.

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For the years ended December 31, 2013 and 2012, the Company incurred $134,000 and $141,000 in interest on the Subordinated Notes, respectively. Total interests of $35,000 and $81,000 remain outstanding as of December 31, 2013 and 2012, respectively, and are included in accrued expenses and other in the consolidated statements of financial condition.

Equity Lending Note

On August 31, 2012, the Company’s Chief Executive Officer loaned $175,000 to the Company in a three year secured equity lending note (the “Equity Lending Note”) at an interest rate of eight percent (8%) per annum payable quarterly in arrears. This note is secured by a security interest in and right of setoff against all of the Company’s right, title and interest in and to all of the capital stock of Merriman Capital Inc., together with all proceeds, rents, profits and returns of and from any of the foregoing. Additional consideration in the form of 69,444 warrants to purchase common shares of the Company at $0.63 per share was issued to the lender. The warrants expire on August 31, 2015.

This transaction was accounted for as an issuance of debt with warrants and the proceeds were allocated to the individual instruments based on the relative fair values of each instrument at the time of issuance. Based on the fair value allocation method, the value of the warrants issued in connection with the Equity Lending Note was $13,000 which was recorded as a discount on the debt and applied against the Equity Lending Note. The note collateral has a carrying value of $175,000 and is included in other assets in the consolidated statement of financial condition as of December 31, 2013.

Secured Promissory Notes

On August 31, 2012, the Company’s Co-Chairman of the Board of Directors loaned $250,000 to the Company in a three year secured promissory note (the “August 2012 Secured Promissory Note”) at an interest rate of eight percent (8%) per annum payable quarterly in arrears. This note is secured by a security interest in and right of setoff against all of the Company’s right, title and interest in and to all of the capital stock of Merriman Capital Inc., together with all proceeds, rents, profits and returns of and from any of the foregoing. Additional consideration in the form of 99,206 warrants to purchase common shares of the Company at $0.63 per share was issued to the lender. The warrants expire on August 31, 2015.

This transaction was accounted for as an issuance of debt with warrants and the proceeds were allocated to the individual instruments based on the relative fair values of each instrument at the time of issuance. Based on the fair value allocation method, the value of the warrants issued in connection with the August 2012 Secured Promissory Note was $19,000 which was recorded as a discount on the debt and applied against the August 2012 Secured Promissory Note.

On September 27, 2012, the Company’s Co-Chairman of the Board of Directors loaned $125,000 to the Company in a three year secured promissory note (the “September 2012 Secured Promissory Note”) at an interest rate of eight percent (8%) per annum payable quarterly in arrears. This note is secured by a security interest in and right of setoff against all of the Company’s right, title and interest in and to all of the capital stock of Merriman Capital Inc., together with all proceeds, rents, profits and returns of and from any of the foregoing. Additional consideration in the form of 236,250 warrants to purchase common shares of the Company at $0.63 per share was issued to the lender. The warrants expire on September 27, 2015.

This transaction was accounted for as an issuance of debt with warrants and the proceeds were allocated to the individual instruments based on the relative fair values of each instrument at the time of issuance. Based on the fair value allocation method, the value of the warrants issued in connection with the September 2012 Secured Promissory Note was $45,000 which was recorded as a discount on the debt and applied against the September 2012 Secured Promissory Note.

On December 13, 2012, the Co-Chairman of the Board of Directors loaned $200,000 to the Company in a secured promissory note (the “December 2012 Secured Promissory Note”) maturing on September 13, 2013 and bearing interest rates at eight percent (8%) per annum payable at maturity. On September 13, 2013, the December 2012 Secured Promissory Note was extended to July 8, 2013 at the same terms. On July 8, 2013, while interest rate remains unchanged, the Secured Note’s maturity date was extended as follows:

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	Maturity Dates
Principal	31-Oct-13	31-Dec-13

$200,000	$66,667	$133,333

On September 26, 2013, the December 2012 Secured Promissory Note was further extended to mature on March 31, 2014 with the interest rate increased to ten percent (10%) per annum payable at maturity. On March 24, 2014, it was extended to mature on December 31, 2014 at the same interest rate plus 625,000 warrants to purchase the Company common stock at $0.08 per share.

On September 12, 2013 the Co-Chairman of the Board of Directors loaned $166,028 to the Company in a secured promissory note maturing on February 7, 2014, bearing interest rates at ten percent (10%) per annum payable at maturity. Principal amount and accrued interest were paid in full on January 23, 2014.

Convertible Secured Promissory Notes

On February 22, 2013 and December 28, 2012, the Co-Chairman of the Board of Directors loaned $600,000 and $500,000 to the Company in two convertible secured promissory notes (the “Convertible Notes”) maturing on November 22, 2013 and September 28, 2013, respectively, bearing interest rates at eight percent (8%) per annum payable at maturity. Each Convertible Note is secured pursuant to a certain Stock Pledge Agreement dated December 13, 2012 and includes a conversion feature which provides for the note to automatically convert into the Company’s common shares upon the consummation of a “Qualified Financing,” defined as an equity investment in one or a series of related transactions resulting in not less than $2,000,000, including the amount converted under the Convertible Notes. The number of common shares issued will be equal to the Convertible Notes’ principal divided by the price per share paid by the investors in the Qualified Financing. (See Note 5)

Convertible Unsecured Promissory Note

On November 1, 2013, the Company’s C.E.O. loaned $30,000 to the Company in a convertible unsecured promissory note (the “Convertible Note”) maturing on April 1, 2014 bearing interest rate at five percent (5%) per annum payable at maturity. At any time following the date of issue and prior to repayment, the outstanding principal and accrued interest are convertible to common shares of the Company at $0.06 per share.

As of December 31, 2013, the Convertible Note remains outstanding and is included in notes payable to related parties in the Company’s consolidated statements of financial condition. The Convertible Note is currently under negotiation for further extension.

Debt Conversion

a.	Conversion of Convertible Secured Promissory Notes

The March 28, 2013 sale of common stock (see Note 6) was the catalyst to the Qualified Financing specified in the Convertible Notes, triggering an automatic conversion of the Convertible Notes into the Company’s common shares at $0.03 per share. For each common share purchased by means of surrender of the Convertible Notes, the holder received a warrant to purchase 0.50 share of common stock at $0.04 per share, for a term of five years. A total of 36,666,666 common shares and 18,333,333 warrants were issued.

The Company accounted for this transaction in accordance with ASC 470, Debt, as an extinguishment of debt, whereby a gain or loss was calculated as the difference between the reacquisition price and net carrying value of the debt. The reacquisition price was determined as the sum of the fair value of the common stock and new warrants. The warrants were valued using the Black-Scholes fair value model.

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For the year ended December 31, 2013, a loss of approximately $267,000 was recorded on the transaction based on a reacquisition price of approximately $1,367,000 and fair value of the debt exchanged of approximately $1,100,000.

b.	Conversion of Subordinated Notes Payable

On March 28, 2013, certain subordinated notes payable holders, all of whom are directors and officers of the Company, agreed to convert $110,000 subordinated notes payable into the Company’s common shares at $0.03 per share. For each common share purchased by means of surrender of the subordinated notes payable, the holders received a warrant to purchase 0.25 share of common stock at $0.04 per share, for a term of five years. A total of 3,666,665 common shares and 916,665 warrants were issued.

The Company accounted for this transaction in accordance with ASC 470, Debt, as an extinguishment of debt, whereby a gain or loss was calculated as the difference between the reacquisition price and net carrying value of the debt. The reacquisition price was determined as the sum of the fair value of the common stock and new warrants. The warrants were valued using the Black-Scholes fair value model.

For the year ended December 31, 2013, a loss of approximately $26,000 was recorded on the transaction based on a reacquisition price of approximately $136,000 and fair value of the debt exchanged of approximately $106,000.

Software Platform Purchase

In December 2013, the Company purchased a software platform called Digital Capital Network (“DCN”), an online capital marketplace, from an entity owned by an advisory board member. The purchase price consisted of $160,000 cash and 2,644,929 shares of the Company’s common stock valued at $0.06 per share at the time of issuance, plus a $20,500 ongoing monthly payment.

Other Related Party Transactions

From time to time, officers and employees of the Company may invest in private placements which the Company arranges and for which the Company charges investment banking fees. The Company’s employees may, at times, provide certain services and supporting functions to its affiliate entities. The Company is not reimbursed for any costs related to providing those services.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS’ FEES

Marcum LLP (“Marcum”) served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2013 and 2012.

The aggregate fees billed by Marcum for professional services to the Company were $201,500 in 2013 and $199,500 in 2012, respectively.

Audit Fees.  The aggregate fees billed by Marcum for professional services rendered for the audit of the Company’s annual financial statements, the review of the Company’s quarterly financial statements, and services that are normally provided in connection with statutory and regulatory filings or engagements were $176,500 in 2013 and $158,500 in 2012.

Audit Related Fees.  There were no aggregate fees billed by Marcum for 2013 and 2012 for professional assurance and related services reasonably related to the performance of the audit of the Company’s financial statements, but not included under Audit Fees.

Tax Fees.  Aggregate fees billed by Marcum for 2013 and 2012 for professional services for tax compliance, tax advice and tax planning in 2013 and 2012 were $25,000 and $41,000 respectively.

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All Other Fees.  None.

Audit Committee Policies and Procedures

The Audit Committee has formal policies and procedures in place with regard to the approval in advance of all professional services provided to the Company by its independent registered public accountants. With regard to audit fees, the Audit Committee reviews the annual audit plan and approves the estimated annual audit budget in advance. With regard to tax services, the Audit Committee reviews the description and estimated annual budget for tax services to be provided by the Company’s tax consultants in advance. During 2013, the Audit Committee approved all of the independent registered public accountants’ fees in advance.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of each class of our voting securities as of March 31, 2014, by (a) each person who is known by us to own beneficially more than five percent of each of our outstanding classes of voting securities, (b) each of our directors, (c) each of the named executive officers and (d) all directors and executive officers as a group.

	Common Stock
Name of Beneficial Owner	Beneficially Owned	Percent (1)
D. Jonathan Merriman	18,479,565	13%
Ronald L. Chez (2)	81,733,518	40%
Dennis G. Schmal	3,613,290	3%
Jeffrey M. Soinski	1,126,899	2%
William J. Febbo	6,747,743	5%
Patrick O'Brien	180,104	*

All directors and executive officers as a group [11 persons] (3)	111,881,119	63%

5% Owners
Falcon Fund Management Ltd.	14,166,667	10%

•	Less than 1%.

(1)	Applicable percentage ownership is based on 125,059,053 shares of common stock outstanding as of March 31, 2014. Pursuant to the rules of the Securities and Exchange Commission, shares shown as “beneficially” owned include all shares of which the persons listed have the right to acquire beneficial ownership within 60 days of March 31, 2014, including (a) shares subject to options, warrants or any other rights exercisable within 60 days March 31, 2014, even if these shares are not currently outstanding, (b) shares attainable through conversion of other securities, even if these shares are not currently outstanding, (c) shares that may be obtained under the power to revoke a trust, discretionary account or similar arrangement and (d) shares that may be obtained pursuant to the automatic termination of a trust, discretionary account or similar arrangement. This information is not necessarily indicative of beneficial ownership for any other purpose. Our directors and executive officers have sole voting and investment power over the shares of common stock held in their names, except as noted in the following footnotes.

(2)	Mr. Chez and the Company are parties to a Voting Agreement dated March 28, 2013 which provides that Mr. Chez will vote all of his shares of common stock of the Company in excess of 24.99% of the total outstanding shares of Company common stock in the same proportion as all shares of common stock not held by Mr. Chez. This has the effect of limiting Mr. Chez’ voting control to 24.99%. The Voting Agreement was filed with the Company’s Current Report on Form 8-K dated March 28, 2013.

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(3)	All directors and executive officers have the business address of 250 Montgomery Street, 16th Floor, San Francisco, CA 94104.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers to file reports with the SEC on Forms 3, 4 and 5 for the purpose of reporting their ownership of and transactions in the Company’s equity securities.

GENERAL INFORMATION

Shareholder Proposals

Proposals Included in Proxy Statement

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2014 annual meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than February 6, 2015, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

If a shareholder wishes to present a proposal at the Company’s annual meeting in 2014 or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance written notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s by-laws. For business to be properly brought before a meeting by a shareholder of record, or to nominate a person for election as a director, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days’ notice or prior public notice of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the 10th day following the day on which such notice of the date of the meeting was mailed or on which such public notice was given. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to exercise of discretionary voting authority. Our restated bylaws contain specific requirements for the notice, which are summarized below. For nominations, a shareholder’s notice must set forth as to each proposed nominee:

•	the name, age, business and residential address, and principal occupation or employment of the nominee;

•	the class and number of shares of capital stock that are beneficially owned by such nominee on the date of such notice;

•	a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person(s) pursuant to which the nomination(s) are to be made by the shareholder;

•	all other information relating to such shareholder(s) or any nominee(s) of such shareholder(s) that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934; and

•	a representation that the shareholder(s) intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

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For all other proposals, as to each matter of business proposed:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business;

•	the text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);

•	the name and address, as they appear in our shareholder records, of the shareholder(s) proposing such business;

•	the class and number of shares of the stock which are beneficially owned by the proposing shareholder(s);

•	any material interest of the proposing shareholder(s) in such business;

•	all other information relating to such shareholder that is required to be disclosed pursuant to Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934; and

•	a representation that the shareholder(s) intends to appear in person or by proxy at the meeting to propose such other business.

ANNUAL REPORT ON FORM 10-K

Our 2013 Annual Report to Stockholders was prepared on an integrated basis with our Annual Report on Form 10-K, as amended, for the year ended December 31, 2013, and accompanies this proxy statement. Stockholders may obtain a copy of the exhibits to the Company’s Form 10-K, as amended, for the year ended December 31, 2013, upon payment of a reasonable fee by writing to Merriman Holdings, Inc., 250 Montgomery Street, 16th Floor, San Francisco, California 94104, Attention: Corporate Secretary.

By Order of the Board of Directors

Michael C. Doran

Secretary

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Annex A

Form of Certificate of Amendment to

Certificate of Incorporation

Of

Merriman Holdings, Inc.

Merriman Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

I.  That the Board of Directors of the Corporation has duly adopted a resolution proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation effecting a 1-for-30 reverse stock split.  The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of Merriman Holdings, Inc. be amended by inserting the following paragraph immediately after the second paragraph of Article IV thereof:

1-for-30 Reverse Stock Split Ratio

Effective at 4:30 p.m., New York City time, on the date of filing of this Certificate of Amendment with the Delaware Division of Corporations (the “Reverse Split Effective Time”), every seven issued and outstanding shares of the Common Stock issued and outstanding shall be automatically changed and reclassified, as of the Reverse Split Effective Time and without further action, into one fully paid and nonassessable share of the Common Stock. No fractional share shall be issued in connection with the foregoing reverse stock split; and all shares of Common Stock so split that are held by a stockholder will be aggregated subsequent to the foregoing reverse stock split and each fractional share resulting from such aggregation of Common Stock held by such stockholder shall be exchanged for a cash payment in U.S. dollars equal to such fraction multiplied by seven times the average of the closing bid and asked price per share of Common Stock as quoted on the OTCQX for the five trading days immediately preceding the Effective Date. Any stock certificate that represented shares of Common Stock immediately before the Reverse Split Effective Time shall, automatically and without the need to surrender the same for exchange, represent the number of shares of Common Stock immediately after the Reverse Split Effective Time resulting from the reverse stock split.

II.  That on [_________], 2014, the aforesaid amendments were duly adopted by shareholder vote in accordance with the applicable provisions of Section 242 and Section 211 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its authorized officer this [___] day of [_____________], 2014.

By:
D. Jonathan Merriman
Chief Executive Officer

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MERRIMAN HOLDINGS INC. ATTN: MICHAEL C. DORAN 250 CALIFORNIA STREET 16TH FLOOR SAN FRANCISCO, CA 94104

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY Of fuTuRE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

MERRIMAN HOLDINGS INC.		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote					number(s) of the nominee(s) on the line below.
FOR the following:		☐	☐	☐	______________________________________

1. Election of Directors

Nominees:
01) D. Jonathan Merriman	05) Jeffrey M. Soinski
02) Ronald L. Chez	06) Patrick W. O'Brien
03) Dennis G. Schmal	07) Robert Ward
04) William J. Febbo

The Board of Directors recommends you vote FOR the following proposals:				For	Against	Abstain

2. To approve an amendment to the Certificate of Incorporation to effect a reverse split at a ratio of up to 1-for-30.				☐	☐	☐

3. To ratify the selection of Marcum LLP as Merriman Holdings, Inc.'s independent accountants for the fiscal year ending December 31, 2014.				☐	☐	☐

4. An advisory vote on executive compensation.				☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is available at www.proxyvote.com.

MERRIMAN HOLDINGS INC.
Annual Meeting of Stockholders
June 27, 2014 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints D. Jonathan Merriman and William J. Febbo and each of them, as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as designated on the reverse side, all shares of common stock of Merriman Holdings, Inc., a Delaware corporation, held of record by the undersigned, on May 21, 2013, at the 2014 annual meeting of stockholders to be held on Friday, June 27, 2014 at 10:00 a.m. Pacific Time, at Merriman Holdings, Inc. headquarters, 250 Montgomery Street, 16th Floor, San Francisco, California 94104, or at any adjournment or postponement thereof, upon the matters on the reverse, all in accordance with and as more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement, receipt of which is hereby acknowledged.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

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